Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Angela Selden, Richard W. Sunderland, Jr., and Thomas A. Beckett, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign a Registration Statement on Form S-8 (including post-effective amendments) of American Public Education, Inc. relating to the American Public Education, Inc. 2017 Omnibus Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date set forth below.

Signature	Title	Date

/s/ Angela Selden Angela Selden	President, Chief Executive Officer and Director (Principal Executive Officer)	June 22, 2022

/s/ Richard W. Sunderland, Jr. Richard W. Sunderland, Jr., CPA	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 22, 2022

/s/ Eric C. Andersen Eric C. Andersen	Chairperson of the Board of Directors	June 22, 2022

/s/ Granetta B. Blevins Granetta B. Blevins	Director	June 22, 2022

/s/ Anna M. Fabrega Anna M. Fabrega	Director	June 22, 2022

/s/ Jean C. Halle	Director	June 22, 2022
Jean C. Halle
/s/ James Kenigsberg James Kenigsberg	Director	June 22, 2022

/s/ Dr. Barbara L. Kurshan Dr. Barbara L. Kurshan	Director	June 22, 2022

/s/ Daniel S. Pianko Daniel S. Pianko	Director	June 22, 2022

/s/ William G. Robinson, Jr. William G. Robinson, Jr.	Director	June 22, 2022

/s/ Lt. Gen (Ret.) Vincent Stewart Lt. Gen (Ret.) Vincent Stewart	Director	June 24, 2022